Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS THIRD QUARTER 2014 RESULTS AND
UPDATES FULL YEAR GUIDANCE

•	Reports quarterly revenue of $2.1 billion, an increase of 8% over the prior year

•	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.35, up 8% from an adjusted prior year

•	Generates bookings growth of 10%

•
Narrows guidance for 2014 full year adjusted diluted earnings per share from continuing operations to $4.75 to $4.80, a $0.05 reduction to the high end of prior guidance, largely reflecting the impact of recent acquisitions

Downers Grove, Illinois, October 16, 2014 — Dover (NYSE: DOV) announced today that for the third quarter ended September 30, 2014, revenue was $2.1 billion, an increase of 8% over the prior year. The revenue increase was driven by organic growth of 4% and an increase of 4% from acquisitions, with a negligible impact from foreign exchange. Earnings from continuing operations were $232.8 million, or $1.38 diluted earnings per share (“EPS”), compared to $226.2 million, or $1.31 EPS, in the prior year period, representing increases of 3% and 5%, respectively. EPS from continuing operations for the quarter ended September 30, 2014, included discrete tax benefits of $0.03, while the quarter ended September 30, 2013, included discrete tax benefits of $0.04 and other one-time gains of $0.02. Excluding these items, adjusted EPS from continuing operations for the third quarter of 2014 was $1.35, an increase of 8% over an adjusted EPS of $1.25 in the prior year period.

Revenue for the nine months ended September 30, 2014 was $6.0 billion, an increase of 7% over the prior year, reflecting organic growth of 4% and a 3% increase from acquisitions. Foreign exchange had a negligible impact. Earnings from continuing operations for the nine months ended September 30, 2014 were $626.6 million, or $3.69 EPS, compared to $651.5 million, or $3.75 EPS in the prior year period, representing decreases of 4% and 2%, respectively. EPS from continuing operations during this period includes discrete tax benefits of $0.04 EPS compared to $0.42 EPS in the prior year, as well as $0.02 of other one-time gains recognized in the prior year. Excluding these items, adjusted EPS from continuing operations for the nine months ended September 30, 2014 was $3.65, an increase of 10% over an adjusted EPS of $3.31 in the prior year.

Commenting on the third quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “I was pleased with our strong finish to the third quarter, during which business activity significantly improved in September after softness in July and August. The result for the quarter was revenue and bookings growth at all segments. Most notably, Fluids delivered 17% growth, while Energy and Engineered Systems each grew 8%. In all, we generated revenue growth of 8%, grew bookings 10%, and saw our backlog increase 14%."

“Over the past three quarters, we have made great strides in enhancing our businesses. We have completed a number of productivity initiatives across the organization and have strengthened several of our businesses with acquisitions, including our recently completed Accelerated transaction. In total, we have invested roughly $800 million on acquisitions year to date. As a result, we have broadened our product offerings in Artificial Lift, expanded our global footprint in Fluid Transfer, and opened new markets for Printing and Identification. In addition, we have used our cash flow and balance sheet to grow our annual dividend for the 59th consecutive year, as well as fund nearly $400 million in share repurchases.”

"Looking at the full year, we expect total revenue growth of about 8%. Organic growth is anticipated to be around 4%. Completed acquisitions will now provide approximately 4% growth, representing a 1% increase from our prior forecast, principally driven by our recently completed acquisitions. While these deals will have a dilutive impact in 2014, they should be solidly accretive in 2015. In total, we now expect full year adjusted EPS to be in the range of $4.75 to $4.80, a $0.05 reduction to the high end of our prior guidance, largely reflecting the impact of recent acquisitions.”

Net earnings for the third quarter of 2014 were $231.8 million, or $1.38 EPS, which included a net loss from discontinued operations of $1.0 million, or $0.01 EPS compared to net earnings of $269.1 million, or $1.56 EPS, for the same period of 2013, which included earnings from discontinued operations of $42.9 million, or $0.25 EPS.

Net earnings for the nine months ended September 30, 2014 were $605.9 million, or $3.57 EPS, compared to net earnings of $809.2 million, or $4.65 EPS, for the same period of 2013. 2014 results reflected a net loss from discontinued operations of $20.7 million, or $0.12 EPS, which included $27.1 million in spin-off costs. 2013 results reflected earnings from discontinued operations of $157.7 million or $0.91 EPS, which included spin-off costs of $14.0 million.

Dover will host a webcast of its third quarter 2014 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, October 16, 2014. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of $8 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for nearly 60 years, our team of 28,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, industries in which Dover businesses operate, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense and similar words or phrases.

Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the ability of Dover's businesses to expand into new geographic markets, particularly outside of North America and Europe; Dover's ability to identify and successfully consummate value-adding acquisition opportunities; Dover's ability to achieve expected savings from integration and synergies from existing businesses and future acquisitions, and other cost-control initiatives, such as lean and productivity programs; changes in customer demand or the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity, U.S. industrials activity and the status of economic recovery in Europe; the impact of natural disasters and their effect on global supply chains and energy markets; instability in countries where Dover conducts business; increased competition and pricing pressures in the markets served by Dover's businesses; the impact of loss of a single-source manufacturing facility on our businesses that use the facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; the impact of regulation and regulatory and legal matters and legal compliance risks; the impact of interest rate and currency exchange rate fluctuations; conditions and events affecting domestic and global financial and capital markets; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2014

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$2,092,467	$1,940,211	$6,024,852	$5,636,599
Cost of goods and services	1,290,625	1,183,864	3,690,384	3,442,816
Gross profit	801,842	756,347	2,334,468	2,193,783
Selling and administrative expenses	442,709	408,264	1,351,106	1,260,321
Operating earnings	359,133	348,083	983,362	933,462
Interest expense, net	31,239	30,236	95,871	90,752
Other (income) expense, net	(803)	177	(6,489)	(1,065)
Earnings before provision for income taxes and discontinued operations	328,697	317,670	893,980	843,775
Provision for income taxes	95,872	91,435	267,388	192,269
Earnings from continuing operations	232,825	226,235	626,592	651,506
(Loss) earnings from discontinued operations, net	(981)	42,879	(20,651)	157,660
Net earnings	$231,844	$269,114	$605,941	$809,166

Basic earnings per common share:
Earnings from continuing operations	$1.40	$1.33	$3.74	$3.79
(Loss) earnings from discontinued operations, net	(0.01)	0.25	(0.12)	0.92
Net earnings	1.40	1.58	3.62	4.71

Weighted average shares outstanding	166,021	170,544	167,401	171,690

Diluted earnings per common share:
Earnings from continuing operations	$1.38	$1.31	$3.69	$3.75
(Loss) earnings from discontinued operations, net	(0.01)	0.25	(0.12)	0.91
Net earnings	1.38	1.56	3.57	4.65

Weighted average shares outstanding	168,343	172,734	169,761	173,870

Dividends paid per common share	$0.40	$0.375	$1.15	$1.075

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2014				2013
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2013
REVENUE
Energy	$478,773	$481,016	$507,334	$1,467,123	$462,679	$465,906	$467,688	$1,396,273	$457,580	$1,853,853

Engineered Systems
Printing & Identification	263,533	287,284	290,635	841,452	237,869	250,616	256,565	745,050	276,672	1,021,722
Industrials	386,245	411,673	404,609	1,202,527	367,456	388,810	385,640	1,141,906	374,934	1,516,840
	649,778	698,957	695,244	2,043,979	605,325	639,426	642,205	1,886,956	651,606	2,538,562

Fluids	345,009	346,275	361,797	1,053,081	273,638	310,137	309,241	893,016	343,822	1,236,838

Refrigeration & Food Equipment	411,493	522,357	528,807	1,462,657	422,468	517,574	521,322	1,461,364	426,476	1,887,840

Intra-segment eliminations	(406)	(867)	(715)	(1,988)	(133)	(632)	(245)	(1,010)	(430)	(1,440)
Total consolidated revenue	$1,884,647	$2,047,738	$2,092,467	$6,024,852	$1,763,977	$1,932,411	$1,940,211	$5,636,599	$1,879,054	$7,515,653

NET EARNINGS
Segment Earnings:
Energy	$118,968	$114,991	$122,738	$356,697	$118,708	$109,662	$119,086	$347,456	$112,193	$459,649
Engineered Systems	92,320	112,422	119,316	324,058	83,283	102,804	111,850	297,937	101,511	399,448
Fluids	57,942	63,112	67,559	188,613	47,601	58,768	63,056	169,425	55,098	224,523
Refrigeration & Food Equipment	44,862	84,926	78,012	207,800	52,110	82,177	86,446	220,733	46,574	267,307
Total Segments	314,092	375,451	387,625	1,077,168	301,702	353,411	380,438	1,035,551	315,376	1,350,927
Corporate expense / other	30,521	29,107	27,689	87,317	33,632	34,860	32,532	101,024	28,752	129,776
Net interest expense	32,665	31,967	31,239	95,871	30,284	30,232	30,236	90,752	29,920	120,672
Earnings from continuing operations before provision for income taxes	250,906	314,377	328,697	893,980	237,786	288,319	317,670	843,775	256,704	1,100,479
Provision for income taxes	74,582	96,934	95,872	267,388	70,573	30,261	91,435	192,269	74,138	266,407
Earnings from continuing operations	176,324	217,443	232,825	626,592	167,213	258,058	226,235	651,506	182,566	834,072
(Loss) earnings from discontinued operations, net	(16,186)	(3,484)	(981)	(20,651)	42,790	71,991	42,879	157,660	11,397	169,057
Net earnings	$160,138	$213,959	$231,844	$605,941	$210,003	$330,049	$269,114	$809,166	$193,963	$1,003,129

SEGMENT OPERATING MARGIN
Energy	24.8%	23.9%	24.2%	24.3%	25.7%	23.5%	25.5%	24.9%	24.5%	24.8%
Engineered Systems	14.2%	16.1%	17.2%	15.9%	13.8%	16.1%	17.4%	15.8%	15.6%	15.7%
Fluids	16.8%	18.2%	18.7%	17.9%	17.4%	18.9%	20.4%	19.0%	16.0%	18.2%
Refrigeration & Food Equipment	10.9%	16.3%	14.8%	14.2%	12.3%	15.9%	16.6%	15.1%	10.9%	14.2%
Total Segment	16.7%	18.3%	18.5%	17.9%	17.1%	18.3%	19.6%	18.4%	16.8%	18.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$25,575	$25,807	$27,145	$78,527	$24,448	$24,714	$24,707	$73,869	$25,206	$99,075
Engineered Systems	18,977	19,028	18,400	56,405	17,450	17,885	18,110	53,445	18,137	71,582
Fluids	16,366	15,308	14,019	45,693	11,361	11,570	11,790	34,721	14,091	48,812
Refrigeration & Food Equipment	17,212	17,451	17,073	51,736	16,585	16,611	16,962	50,158	17,070	67,228
Corporate	869	999	913	2,781	858	1,029	1,030	2,917	944	3,861
	$78,999	$78,593	$77,550	$235,142	$70,702	$71,809	$72,599	$215,110	$75,448	$290,558

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2014				2013
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2013
BOOKINGS
Energy	$478,469	$477,162	$526,134	$1,481,765	$515,388	$416,892	$481,021	$1,413,301	$440,261	$1,853,562

Engineered Systems
Printing & Identification	282,867	282,326	281,115	846,308	237,291	259,380	256,210	752,881	270,392	1,023,273
Industrials	427,557	409,815	386,325	1,223,697	405,555	396,886	344,764	1,147,205	371,797	1,519,002
Eliminations	(17)	(17)	(11)	(45)	(82)	(129)	(5)	(216)	279	63
	710,407	692,124	667,429	2,069,960	642,764	656,137	600,969	1,899,870	642,468	2,542,338

Fluids	362,943	375,009	350,853	1,088,805	303,609	298,817	307,729	910,155	351,767	1,261,922

Refrigeration & Food Equipment	493,731	542,810	459,099	1,495,640	482,742	515,320	433,426	1,431,488	450,850	1,882,338

Intra-segment eliminations	(506)	(1,090)	(737)	(2,333)	(560)	(708)	(416)	(1,684)	734	(950)

Total consolidated bookings	$2,045,044	$2,086,015	$2,002,778	$6,133,837	$1,943,943	$1,886,458	$1,822,729	$5,653,130	$1,886,080	$7,539,210

BACKLOG
Energy	$210,846	$206,415	$232,739		$274,733	$218,764	$233,820		$206,790

Engineered Systems
Printing & Identification	136,309	135,872	120,780		95,353	103,864	105,699		100,032
Industrials	414,979	413,119	392,985		415,478	421,833	379,456		374,008
	551,288	548,991	513,765		510,831	525,697	485,155		474,040

Fluids	328,617	348,508	323,424		222,255	228,212	228,880		310,330

Refrigeration & Food Equipment	431,298	450,065	376,141		417,246	412,366	324,042		347,004

Intra-segment eliminations	(374)	(212)	(302)		(385)	(526)	(387)		(592)

Total consolidated backlog	$1,521,675	$1,553,767	$1,445,767		$1,424,680	$1,384,513	$1,271,510		$1,337,572

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2014				2013
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2013
Basic earnings (loss) per common share:
Continuing operations	$1.04	$1.31	$1.40	$3.74	$0.96	$1.51	$1.33	$3.79	$1.07	$4.87
Discontinued operations	(0.10)	(0.02)	(0.01)	(0.12)	0.25	0.42	0.25	0.92	0.07	0.99
Net earnings	0.94	1.29	1.40	3.62	1.21	1.93	1.58	4.71	1.14	5.86

Diluted earnings (loss) per common share:
Continuing operations	$1.02	$1.29	$1.38	$3.69	$0.95	$1.49	$1.31	$3.75	$1.06	$4.81
Discontinued operations	(0.09)	(0.02)	(0.01)	(0.12)	0.24	0.42	0.25	0.91	0.07	0.97
Net earnings	0.93	1.27	1.38	3.57	1.20	1.91	1.56	4.65	1.13	5.78

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.01	$1.29	$1.35	$3.65	$0.93	$1.13	$1.25	$3.31	$1.02	$4.33

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$176,324	$217,443	$232,825	$626,592	$167,213	$258,058	$226,235	$651,506	$182,566	$834,072
Discontinued operations	(16,186)	(3,484)	(981)	(20,651)	42,790	71,991	42,879	157,660	11,397	169,057
Net earnings	160,138	213,959	231,844	605,941	210,003	330,049	269,114	809,166	193,963	1,003,129

Average shares outstanding:
Basic	169,750	166,474	166,021	167,401	173,448	171,111	170,544	171,690	170,027	171,271
Diluted	172,013	168,857	168,343	169,761	175,567	173,097	172,734	173,870	172,265	173,547

Note:
Earnings from continuing operations are adjusted by discrete tax items and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2014				2013
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2013
Adjusted earnings from continuing operations:
Earnings from continuing operations	$176,324	$217,443	$232,825	$626,592	$167,213	$258,058	$226,235	$651,506	$182,566	$834,072
Gains (losses) from discrete and other tax items	2,541	(636)	5,524	7,429	4,343	61,477	7,751	73,571	6,084	79,655
Other one-time gains, net of tax	—	—	—	—	—	—	2,866	2,866	—	2,866
Adjusted earnings from continuing operations	$173,783	$218,079	$227,301	$619,163	$162,870	$196,581	$215,618	$575,069	$176,482	$751,551

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.02	$1.29	$1.38	$3.69	$0.95	$1.49	$1.31	$3.75	$1.06	$4.81
Gains (losses) from discrete and other tax items	0.01	—	0.03	0.04	0.02	0.36	0.04	0.42	0.04	0.46
Other one-time gains, net of tax	—	—	—	—	—	—	0.02	0.02	—	0.02
Adjusted earnings from continuing operations	$1.01	$1.29	$1.35	$3.65	$0.93	$1.13	$1.25	$3.31	$1.02	$4.33

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2014				2013
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2013
Cash flow from operating activities	$39,778	$197,696	$294,662	$532,136	$57,713	$249,388	$281,336	$588,437	$424,713	$1,013,150
Less: Additions to property, plant and equipment	(33,402)	(43,924)	(35,313)	(112,639)	(26,326)	(32,017)	(39,644)	(97,987)	(47,579)	(145,566)
Free cash flow	$6,376	$153,772	$259,349	$419,497	$31,387	$217,371	$241,692	$490,450	$377,134	$867,584

Free cash flow as a percentage of earnings from continuing operations	3.6%	70.7%	111.4%	66.9%	18.8%	84.2%	106.8%	75.3%	206.6%	104.0%

Free cash flow as a percentage of revenue	0.3%	7.5%	12.4%	7.0%	1.8%	11.2%	12.5%	8.7%	20.1%	11.5%